Exhibit 99.2

PRIVATE PLACEMENT MEMORANDUM

SILICON SOUTH, INC.

(a Nevada corporation) ("Company")

$110,000.00 Offering Consisting of

440,000 Shares of Common Stock

$0.001 Par Value

$0.25 Per Share

Best Efforts Offering

Principal Executive Offices:

20 Paso Del Rio

Carmel Valley, California 93924

Phone: 831-375-6209

The date of this Memorandum is March 22, 2000

SILICON SOUTH, INC.

AMENDMENT TO THE PRIVATE PLACEMENT MEMORANDUM DTD. MARCH 22, 2000.

The board of directors has agreed to increase the amount of the offering to from $110,000 to $112,000, selling additional 8,000 shares of common stock at $.25.

This will result in the following changes to the prospectus:

Page 3:

SILICON SOUTH, INC.

$112,000.00 Total Offering

448,000 Shares of Investment

Offering Price - $0.25 per Share

     SILICON SOUTH, INC.  (the  "Company")  is  offering  448,000  Shares (the "Shares"),  par value  $0.001 of the  Company's  Common  Stock.  The  Shares are offered at a price of $0.25 per Share.  The Shares are offered for sale directly by the Company, subject to the terms and conditions set forth herein. See "TERMS OF THE OFFERING" and "PLAN OF PLACEMENT."

	Price to	Selling	Proceeds to
	Investors	Commissions(1)	the Company(2)

Per Share	$0.25	$0.025	$0.225
Total Maximum Offering
440,000 Shares	$112,000.00	$11,200.00	$100,800.00

Page 7:

The Offering

Shares Offered	448,000 shares of Common Stock of the Company
Offering Price	$0.25 per share
Common Stock Now Outstanding	4,640,000 shares
Estimated Net Proceeds of the Offering	$100,800.00

Page 15:

     The net proceeds of the sale of all of the Shares will be $99,000.00 after deducting commissions payable to securities brokers and dealers on the placement of the Shares. Offering expenses includes fees payable to attorneys, accountants and  experts,  printing  and  escrow  expenses  and other  costs  related to the offering and will be paid from proceeds of the offering.

     The Company anticipates  that the net proceeds will be used as follows and in following  order of priority as and to the extent funds are received from the sale of the Shares:

Use	Amount

Legal	$ 10,000
Accounting	$ 11,800
Working Capital	$ 53,000
Consulting	$ 26,000
Total	$ 99,000
Commissions	$ 11,200
Total Funds	$112,000

Page 16:

DILUTION

     As of August 23, 1999,  the Company had issued  4,640,000  shares of Common Stock  and the net  tangible  book  value  per share of the  Common  Stock  (the Company's  net  tangible  assets less its   liabilities  divided by the number of shares of Common Stock then  outstanding) was $0.0000 per share of Common Stock. After giving  effect to the receipt of the  estimated net proceeds from the sale of all of the Shares,  and  assuming  that the  offering  price of the Shares is $0.2500 per Share,  the  purchasers  will have paid a total of  $112,000.00  for 448,000  shares of Common Stock and the net tangible book value of the Company's presently  outstanding  shares will increase to $0.0136 per share. The investors will experience a corresponding  dilution of $0.2364 per share from the offering price. If a smaller number of Shares is sold, the dilution to the investors will be greater than that indicated above as indicated in the table below.

     "Dilution" is normally defined as the difference between the offering price per share of Common Stock and the net  tangible  book value per share of Common Stock  immediately  after the offering.  The following table illustrates the per share dilution to new investors:

Offering Price per share	$0.2500
Net tangible book value per share before offering	$0.0000
Increase in net tangible book value per share attributable
to investors purchasing in this offering	$0.0136
Pro forma net tangible book value per share after offering	$0.0136
Dilution per share	$0.2364

TERMS OF THE OFFERING

     The Offering.  The Company is hereby offering for sale up to 448,000 Common Shares.  Each investor must meet the criteria for suitable  invertors set forth under  Regulation D under the Securities Act of 1933 (The  "Securities  Act"). A partnership  or other  entity  making  an  investment  must  meet the  financial suitability  requirements  prescribed for natural persons.  A qualified pension, profit sharing  or KEOGH  employee  benefit plan, the fiduciary for such plan, or the donor of any such plan who  directly  or  indirectly  supplies  the funds or securities  to  purchase  Shares  must meet the  minimum  financial  suitability standards.  The  minimum  purchase  is 1 Share at a purchase  price of $0.25 per Share.

This is an original  unpublished  work  protected  under  copyright  laws of the United States and other countries. All Rights Reserved Should publication occur, then the following notice shall apply:  Copyright 1999 - Silicon South, Inc. All Rights Reserved No part of this document may be reproduced stored in a retrieval system or  transmitted,  in arty form or by any means,  electronic,  mechanical, photocopying  recording or otherwise,  without the prior  written  permission of Silicon South, Inc.

PRIVATE PLACEMENT MEMORANDUM                                            Copy No.

SILICON SOUTH, INC.

$110,000.00 Total Offering

440,000 Shares of Investment

Offering Price - $0.25 per Share

     SILICON  SOUTH,  INC.  (the  "Company")  is  offering  440,000  Shares (the "Shares"),  par value  $0.001 of the  Company's  Common  Stock.  The  Shares are offered at a price of $0.25 per Share.  The Shares are offered for sale directly by the Company, subject to the terms and conditions set forth herein. See "TERMS OF THE OFFERING" and "PLAN OF PLACEMENT."

THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH

DEGREE OF RISK. SEE "RISK FACTORS."

     These  securities are offered  pursuant to an exemption  from  registration with the United States  Securities and Exchange  Commission  ("The  Commission") contained in sections 3(b) and 4(2) of the  Securities  Act of 1933 and Rule 506 of Regulation D promulgated thereunder. No registration statement or application to register  these  securities  has been or will be filed with the Commission or any state securities commission. These securities are subject to restrictions of transferability  and  resale  and may not be  transferred  or  resold  except as permitted under the Securities Act of 1933, as amended, and the applicable state securities laws, pursuant to the registration or exemption therefrom.  Investors should be aware that they may be  required  to bear the  financial  risk of this investment.

THE  SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED  BY THE  SECURITIES  AND EXCHANGE  COMMISSION OR ANY STATE  SECURITIES  COMMISSION NOR HAS THE SECURITIES AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED  OR THE  TERMS OF THE  OFFERING,  NOR DOES IT PASS  UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE.  THESE SECURITIES  ARE OFFERED  UNDER AN  EXEMPTION  FROM  REGISTRATION;  HOWEVER,  THE COMMISSION HAS NOT MADE AN INDEPENDENT  DETERMINATION  THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

	Price to	Selling	Proceeds to
	Investors	Commissions(1)	the Company(2)

Per Share	$0.25	$0.025	$0.225
Total Maximum Offering
440,000 Shares	$110,000.00	$11,000.00	$99,000.00

(1)  The Company is offering  the Shares  directly and no person is obligated to purchase  any  Shares.   The Company may, in  its   discretion,   accept subscriptions for Shares received through  broker-dealers  that are members of the National Association of Securities Dealers,  Inc. ("NASD") and will, in connection with such sales, pay a commission of 10% of the price of each Share sold.  The Company does not intend to pay any commissions  and will attempt to sell all the Shares directly  without the assistance of a member broker-dealer.

(2)  Before deducting expenses of this offering which are estimated to be approximately $10,000, including legal, accounting, printing, escrow and other expenses. See "ESTIMATED USE OF PROCEEDS."

(3)  The offering is made on a "best efforts" basis.  See "TERMS OF THE OFFERING."

The date of this Memorandum is March 22, 2000

     This  offering  will be withdrawn on November 23, 2000,  unless the Minimum Offering is sold or the  offering  is extended  one or more times by the Company without  notice to  subscribers  to a date not later  than  March 23,  2001 (the "Termination  Date") as provided herein. The proceeds from subscriptions for the Minimum Offering will be immediately available to the Company.

     This  Memorandum  does not constitute an offer to sell or a solicitation of an offer to  purchase  the  Shares in any  state or to any  person to whom it is unlawful to make such offer or solicitation  and does not constitute an offer to sell or solicitation  to any member of the general  public.  This Memorandum has been prepared  solely for the benefit of investors  interested in purchasing the Shares offered hereby.  Any  distribution of this Memorandum to any person other than the  recipient  (or to those  individuals  whom he may retain to advise him with respect thereto) is  unauthorized,  and any reproduction of this Memorandum in whole or in part, or the divulgence of any of its contents  without the prior written consent of the Company, is unauthorized and prohibited.

     The recipient,  by accepting delivery of this Memorandum,  agrees to return this  Memorandum  and all  documents  furnished  herewith  to the Company or its representatives  if the  recipient  does not purchase any of the Shares  offered hereby or if the  offering is  withdrawn  or  terminated.  The delivery of this

Memorandum  at any time  subsequent  to the date  hereof does not imply that the information contained herein is correct as of any time subsequent to the date of this  Memorandum.  No  dealer or  salesperson  has been  authorized  to give any information  or make  any  representations  or  warranties,  either  express  or implied,  other than those that may be  contained  in this  Memorandum  or other documents  included herein or in written  supplements to this Memorandum and, if given or made,  such  information,  representations  and warranties  must not be relied upon by any potential investor.

     During  the  course of the  offering  and prior to sale,  each  prospective investor  and his  purchaser  representative(s),  if  any,  are  invited  to ask questions  of and  obtain  additional  information  from  the  Company  and  its directors  concerning the terms and conditions of the offering,  the Company and its officers and directors and any other relevant  matters,  including,  but not limited to, additional information to verify the accuracy of the information set forth in the Memorandum. The Company will provide such information to the extent it is  available  or can be  acquired  without  unreasonable  effort or expense.

Answers to questions and additional information may be given only by the Company and  its  duly  authorized  representatives.   Information,  representations  or warranties  received  from any other  person or in any other  manner must not be relied upon as having been authorized by the Company.

     This Memorandum  contains  statements,  believed to be accurate,  based, on certain  documents,  but  reference is hereby made to the actual  documents  for complete information relating thereto.  Copies of such documents are attached as exhibits to this  Memorandum or are on file at the Company.  All such statements are qualified in their  entirety by this  reference.  All documents  relating to this  investment  will be made available to any  prospective  subscriber and his purchaser representatives) upon request.

     The Shares are offered by the Company  subject to receipt and acceptance of subscriptions,  the  right  to  reject  any  subscription  in  whole or in part, withdrawal,  cancellation  or  modification  of  the  offer  without  notice  to investors and certain other conditions.

STATE NOTICES

NOTICE TO CALIFORNIA RESIDENTS:

     These  securities  are being sold in  reliance  upon  California's  Limited Offering Exemption. Statute 25102(f) of the California Code, as amended.

     THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS MEMORANDUM HAS NOT BEEN QUALIFIED WITH THE  COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE  ISSUANCE OF SUCH  SECURITIES  OR THE PAYh1ENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFROM PRIOR TO SUCH QUALIFICATION IS UNLAWFUL,  UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE  QUALIFICATIONS BY SECTION 25100, 25102 OR 26105 OF THE  :CALIFORNIA  CORPORATIONS  CODE.  THE RIGHTS OF ALL  PARTIES  ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     THE  COMMISSIONER  OF  CORPORATIONS  OF THE STATE OF  CALIFORNIA  DOES NOT

RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

NOTICE TO FLORIDA RESIDENTS:

     These  securities are being sold in reliance upon  Florida's  transactional exemption  from  registration  pursuant  to Statute  517.061(12)  of the Florida Securities Act.

     I further represent that I understand the SECURITIES BEING OFFERED HAVE NOT BEEN REGISTERED  WITH THE FLORIDA  DIVISION OF SECURITIES.  Such securities are being sold either through a registered  dealer in the State of Florida,  through an associated  person of the issuer meeting the qualification for exclusion from the  definition  of a dealer,  pursuant to Statute  517.021(9)  and/or (9)(b), Florida  Statutes,  or  through  the  issuer  firm  which  is  registered  as an issuer/dealer to sell its own securities.

     I also  understand  that if sales of these  securities  are made to five or more  persons in  Florida,  any sale in this State  made  pursuant  to the above referenced  and claimed  exemption from  registration,  is voidable by me either within three days after the first tender of  consideration  is made by me to the issuer or its agent,  or its escrow agent, or same other escrow agent, or within three days after the  availability  of that  privilege  is  communicated  to me, whichever occurs later.

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF  1933,  AS  AMENDED,  OR THE  FLORIDA  SECURITIES  ACT IN  RELIANCE  UPON EXEMPTION PROVISIONS CONTAINED THEREIN. THEREFORE ANY SALE MADE PURSUANT TO SUCH EXEMPTION  PROVISIONS IS VOIDABLE BY THE PURCHASER  THESE  SECURITIES  CANNOT BE SOLD,  TRANSFERRED  OR  OTHERWISE  DISPOSED  OF TO ANY  PERSON OR ENTITY  UNLESS SUBSEQUENTLY  REGISTERED  UNDER THE SECURITIES  ACT OF 1933, AS AMENDED,  OR THE LAWS OF THIS STATE, IF SUCH REGISTRATION IS REQUIRED.

     RESIDENTS OF THE STATE OF FLORIDA WHO  SUBSCRIBE  FOR UNITS HAVE THE RIGHT,

PURSUANT TO Statute  517.061(A)(5)  OF THE FLORIDA  SECURITIES  ACT, TO WITHDRAW

THEIR  SUBSCRIPTIONS  AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN  THREE DAYS AFTER  RECEIPT OF THIS PRIVATE  PLACEMENT  MEMORANDUM  OR WITHIN THREE DAYS AFTER THE FIRST TENDER OF MONEY OR OTHER  CONSIDERATION TO THE ISSUER,  AN AGENT OF THE INSURER, OR AN ESCROW AGENT, WHICHEVER OCCURS LATER

NOTICE TO NEVADA RESIDENTS:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

AS AMENDED,  OR THE  SECURITIES  ACT OF NEVADA BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER  RELATING  TO  THE  LIMITED  AVAILABILITY  OF  THE  OFFERING.   THESE SECURITIES CANNOT BE SOLD,  TRANSFERRED,  OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS  SUBSEQUENTLY  REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF NEVADA, IF SUCH REGISTRATION IS REQUIRED.

SUMMARY INFORMATION

     The  following  material  is intended to  summarize  information  contained elsewhere  in this  Memorandum.  This  summary is  qualified  in its entirety by express reference to the Memorandum and the exhibits  referred to therein.  Each prospective investor is urged to read this Memorandum in its entirety.

The Company

     SILICON  SOUTH,  INC.,  (the  "Company") was  incorporated  in the State of NEVADA on June 20, 1997. The Company's  principal offices are located at 20 Paso Del Rio, Carmel Valley, California 93924. The Company develops, manufactures and markets two  products:  the  Beadthrough  electronic  component and the Foresite System.  A  Beadthrough  is a passive  electronic  component  used to secure and filter  wiring that passes in or out of an  electronic  enclosure.  The Foresite System is a remote control system for use in telecommunications.

The Offering

Shares Offered	440,000 shares of Common Stock of the Company
Offering Price	$0.25 per share
Common Stock Now Outstanding	4,640,000 shares
Estimated Net Proceeds of the Offering	$99,000.00

Use of Proceeds

     The Company estimates that the proceeds from this offering will be used for developing, manufacturing, marketing and promoting its products, the Beadthrough electronic  component  and the Foresite  System.  The Company's  principals  may receive  compensation from the proceeds of the Offering even if the Company does not operate profitably.  The proceeds will also be used to complete the required documentation for filing a Form SB-2 with the Securities and Exchange Commission (SEC). These will include legal and accounting costs.

Need for Additional Capital and Capital Formation Plan

     Even if all or substantially  all of the Shares offered hereunder are sold, the Company must receive additional capital to provide for the support necessary to allow the product to develop in the market  place.  The Company plans to seek the additional  financing it will require through the sale of additional debt or equity  securities  as stated above with the Form SB-2  filing.  No details have been determined as to the amount sought, the terms of the offering or to whom it will be sold.  There is no  assurance  that such  additional  financing  will be available  when required in order to proceed with the business plan and complete preparations to commence operations. See "RISK FACTORS."

Glossary

     See "GLOSSARY" for definitions of certain  capitalized  terms and key words used in this Memorandum.

How to Purchase Securities

     In  order  to  subscribe  for  and  purchase  securities  pursuant  to this Offering,  the  subscriber  must complete and execute the signature page for the Purchase Offer and  Subscription  Agreement  accompanying  the Memorandum.  (See "TERMS OF THE OFFERING")

RISK FACTORS

     Investment  in the Company  involves a number of risks.  In addition to the risks and investment  considerations discussed elsewhere in the Memorandum,  the following  factors  should be considered  prior to purchasing the Shares offered through this Memorandum:

Limited Products

     The Company only has two products  that have been  developed and upon which it will be  taking  to  market.  No  additional  research  is being  done and no additional  products are  contemplated.  Should one or both of the products fail the Company may be forced to cease  operations.  This business segment is served by many industrial suppliers who have more resources and could limit the ability of the Company to be successful.

Uncertainty of Financial Projections

     The Financial  Projections  referred to in this  Memorandum  are based upon assumptions made in good faith by management of the Company and such assumptions are an integral part of the Financial Projections and other estimates. Since the Company has had only a brief operating history, and no history of actual station operations,  there  is no  assurance  that  the  Financial  Projections  will be indicative of the Company's actual results.  Management believes,  however, that the Financial  Projections are consistent with their prior experience in station operations.

Dilution

     The offering price of the Shares will be substantially  higher than the net tangible  book  value  of the  Common  Stock.  Investors  participating  in this offering will incur immediate and substantial  dilution of approximately  $02364 per share in the net tangible  book value of their  investment  from the initial public  offering  price,  which  dilution  amounts to  substantially  all of the offering  price.  The capital  paid in to the Company  will be a major source of funds  to  the  Company  and  will  fund  substantially  all  operations.   (See "Dilution").

Absence of Public Market; Liquidity

     The  issuance  of the  Common  Stock  will  not  be  registered  under  the Securities  Act,  and there is no public  market  far the  Common  Stock.  It is unlikely  that a market will develop due to the limited  number of investors and significant restrictions on the transferability of the Common Stock.

Lack of Operating History

     The  Company  was  organized  on June 20,  1997  and has  been  continually developing its products  since that time.  The Company's  success will depend in part on its ability to deal with the  problems,  expenses and delays  frequently associated with establishing a new business  venture.  Since the Company has not proven  the  essential  elements  of  profitable  operations,  investors  in this offering  will be  furnishing  venture  capital to the Company and will bear the risk of complete loss of their  investment  in the event the Company's  business plan is unsuccessful)

Paid in Capital Has Funded Operations

     Much of the operating  capital of the Company  since  inception in June 20, 1997 has come from cash paid in by principal  shareholders.  The Company has not been profitable in the past 6 months nor has it generated  sufficient capital to cover the on-going operating expenses.

No Market Studies - Uncertainties  Regarding  Market for the Company's  Proposed Service

     In formulating its business plan, the Company has relied on the judgment of its officers, directors and consultants.  No formal independent market studies concerning the demand for the Company's  proposed  services  have  been  conducted,  nor are any  planned.  An independent marketing study was not commissioned. Competition

     The market for electronic  components and systems  targeted toward specific end user groups in commercial/industry  and  telecommunications  applications is highly  competitive and the Company expects that this  competition will continue to intensify. There can be no assurance that the Company will be able to compete successfully or that the competitive  pressures faced by the Company,  including those described below,  will not have a material adverse effect on the Company's business, results of operations and financial condition.

Dependence Upon Offering Proceeds and Need for Additional Capital

     There is no assurance that such additional financing will be available when required  in  order to  proceed  with the  business  plan or that the  Company's ability to respond to  competition  or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If tie

Company is  unsuccessful  in securing the additional  capital needed to continue operations  within the time  required,  the Company will not be in a position to continue operations and the purchasers of Shares in this offering may lose their entire investment.

Continued Control by Existing Management

     The  Company's  President,  Mathew  G.  Rule,  currently  owns  79%  of the Company's  outstanding Common Stock. Even if the maximum number of Common Shares is sold, current management will control  approximately 90% of the voting stock, which, in either case, may be sufficient to elect all of the Company's directors and  control  the  management,  policies  and  operation  of  the  Company.  See

"PRINCIPAL SHAREHOLDERS" and "DESCRIPTION OF COMMON STOCK."

Dividends

     The Company was only recently  formed and has never paid any dividends.  It is the Company's  present policy to retain all earnings,  if any, for use in the development and expansion of the Company's business.

Best Efforts Offering

     The  offering is made on a "best  efforts"  basis with respect to the Shares offered.  Because the offering is made on a best-efforts  basis, there can be no assurance  that all or any of the Shares  offered  hereunder  will be sold.  The Company will be forced to seek additional capital sooner than would otherwise be the case in order to proceed with the  Company's  business  plan.  No person has committed  to provide  the Company  with the  additional  capital  needed by the Company  and  there  can be no  assurance  that such  additional  funds  will be available when required on terms  acceptable to the Company.  See  "ESTIMATED USE OF PROCEEDS," "RISK FACTORS" and "PLAN OF OPERATION"

Dependence on Executive Officers

     The  directors and  management of the Company will  encounter a significant challenge in their  efforts to expand the  business and to manage the  Company's growth effectively.  There can be no assurance that management's efforts will be successful,  that  management  can  manage  the  Company's  growth  or that  the anticipated  benefits of expansion  will be fully  realized.  The  dedication of management  resources to such efforts may detract  attention from the day-to-day business of the Company.

     The Company's  success  depends to a significant  degree upon the continued contributions  of  its  management.  team;  particularly,  the  efforts  of  its President and Chief Executive Officer,  Mathew G. Rule. The Company's  employees may  voluntarily  terminate  their  employment  at any  time  and no  employment contracts are currently in place.  This could have a material  adverse effect on the Company's business, financial condition and result of operations.

     Success is also dependant on attracting and retaining qualified management, marketing,  sales  executives and personnel.  The process of locating  personnel with the  combination  of  skills  and  attributes  required  to  carry  out the Company's  strategies  is often  lengthy.  There  can be no  assurance  that the Company will be successful in attracting  and  rntninino  Inch  eYBCtItiVeC  and personnel.  The loss of the  services  of key  personnel  or the  inability to attract additional qualified personnel could have a material adverse effect on the Company's  results of operation and development efforts and ability to expand.  See "DESCRIPTION OF BUSINESS:"

Related Party Transactions and Potential Conflicts of Interest

     The Company has entered into  transactions  with  officers,  directors  and shareholders  of the Company,  as well as affiliated  companies of its officers, directors and shareholders. and will continue to do so in the future.

Arbitrary Determination of Offering Price

     The offering price of the Common Stock  was arbitrarily set by the Company. No independent investment banking firm was retained to assist in determining the offering  price.  No market exists for the Common Stock of the Company and there can be no assurance  that a trading  market will develop for the Common Stock in the future.  The offering price of the Common Stock may not bear any relation to the  actual  value  of  the  Common  Stock.  Among  the  factors  considered  in determining  the price were  estimates  of the  prospects  of the  Company,  the background and capital contributions of Management and current conditions is the securities  markets  and the  data  processing  industry.  There is however, a relationship  between the offering  price of the Common Stock and the  Company's assets earnings,  stock value or any other objective criteria of value. See "PLAN OF PLACEMENT."

Additional Securities Available for Issuance

     Silicon South. Ins. was originally organized under the laws of the State of Nevada  on June 20,  1997,  as  California  Seasons  Franchise  Corporation.  In October,  1998, the Articles of Incorporation were amended to change the name of the corporation to Silicon South, Inc. and authorized the issuance of 50,000,000 shares of common rock. Accordingly, shareholders, including those purchasing the shares  offered  with the  sale of  these  Shares,  will be  dependent  upon the judgment of management in connection with the future issuance and sale of shares of the Company's  capital  stock in the event  purchasers can be found far such securities.

Risk of Low Priced Stock

     The Company's  shares are "penny stocks" within the definition of that term contained in Rules 15g-1 through 15Q-9 promulgated under the Securities Exchange Act of 1934, as amended, which imposes sales disclosure  requirements on certain broker-dealers who engage in certain transactions  involving penny stocks. These additional sales practices and disclosure  requirements could impede the sale of the  Company's  securities,   including  securities  purchased  herein,  in  the secondary market. In addition, the liquidity for the Company's securities may be adversely  affected,  with  concomitant  adverse  effects  on the  price  of the Company's securities.

     Under the penny stock regulations,  a broker-dealer selling penny stocks to anyone other than an established customer or "accredited  investor"  (generally, an  individual  with an net  worth in  excess of  51,000,000  or  annual  income exceeding  $200,000 or  $300,000  together  with his or her spouse)  must make a special  suitability  determination  for the  purchaser  and  must  receive  the purchaser's  written  consent to the transaction  prior to the sale,  unless the broker-dealer is otherwise exempt. In addition,  unless the broker-dealer or the transaction  is  otherwise  exempt,  the penny  stock  regulations  require  the broker-dealer  to deliver,  prior to any transaction  involving a penny stock, a disclosure  schedule prepared by the Securities and Exchange Commission relating to the penny stock.  A  broker-dealer  is also required to disclose  commissions payable to the  broker-dealer  and the  Registered  Representative  and  current quotations for the securities.  A broker dealer is additionally required to send monthly statement  disclosing recent price information with respect to the penny stock held in a customer's  account and information  with respect to the limited market in penny stocks.

DESCRIPTION OF BUSINESS

General

     Silicon  South,  Inc.  plans to  develop  and  bring to  market  electronic components   and  systems   targeted   towards   specific  end  user  groups  in commercial/industrial  and  telecommunications  applications  . The  Company  is dedicated  to the  development,  manufacturing  and  marketing  of two distinct products; the Beadthrough    electronic    component    and   the    Foresite telecommunications  remote  control  system.  Both are in the  final  stages  of testing following several years of private development.

Products and Potential Revenue

     Beadthrough

     A Beadthrough  is an inexpensive  "Radio  Freqdency  suppressed,  adhesive, non-invasive,  insulated,  chassis or in-line feed through with strain  relief. Fulfilling  the same function as the ferrite  cylinder  frequently  found at the base  of  a  computer  monitor's  signal  wire,  Headthroughs  block  electrical interference  on the wire and contain any electrical  interference'generated  by the device  itself.  Beadthroughs  have the unique  ability to self  adhere to a chassis  and to  also  lock  the  wire,  or to be  used  in the  manner  seen on computers.  With the  introduction of Beadthroughs as anew family of potentially patentable devices the Company believes the revenue projections are attainable.

     The Foresite System

     The Foresite system is a highly flexible, proprietary,  computer controlled remote control system  designed to monitor and control  peripheral  equipment at unmanned  telecommunications  sites.  Not a  conventional  item in telephone and cellular  sites,  these  functional,  inexpensive  remote control  systems could provide  improved  performance  and  lower  costs.  The  Foresite  system  is  a combination of  conventional  broadcasting  and telephone  technologies  that is tailored to interface into these sites. It can  potentially  reduce man hours to maintain  sites quite  significantly  as system  operators can reset,  start and stop, or switch any connected equipment or monitor virtually any parameter.  The system  requires  further  development  and  the  establishment  of a  dedicated software  program.  The most lucrative  market for the Foresite  system would be with  the  cellular   operators  who  are  faced  with   maintaining  far  flung sophisticated  telephone sites at enormous expense. With their economic success, the  business  inclinations  of these  companies  is away  from  outright  labor expenditures and is very favorable towards  depreciable capital expenses such as would be incurred  with  Foresite.  As these  companies  tend to make very large systematic  purchases of  equipment  and are  extremely  well  capitalized,  the establishment of one relationship would be of significance.

Marketing Strategy

     The two main consumers of Beadthroughs  would be electronic  parts stores and  commercial  and  industrial   users.  The  Nationwide  Yellow  Pages  lists 10,220,572 outlets nationally that list "Electronic Equipment & Supplies Retail". A survey done by the Company of 225 of them found some 3% fitting the profile as potential Beadthrough retailers.

     On the commercial  and  industrial  side,  electronic  component  sales are dominated by a few very large mail order retailers.  Beadthroughs are thought to -be an appropriate addition to their inventories,  and wide product exposure may be  expected if any of them accept the  product.  There is also a strong  second tier of  electronics  retailers  that  operate  four or five  stores,  and sales activity through this channel is expected.

     The most promising market for the Foresite system is the cellular and other large wireless businesses.  The  product  fits well into their  stated goal of reducing manpower   requirements  and  is  tailored  for  their  systems.  These companies tend to make very large systematic purchases of equipment and have large financial reserves to act decisively when  equipment  that  produces man hour savings  comes along.  According to the September 1999 edition of the Popular Science magazine, "..some 14.4 billion was invested is the infrastructure last year, a 31 per cent surge over 1997

Industry Overview

     The  demand  for  electronic  filtering  devices  such as  beadthroughs  is increasing,   driven  by  several  factors.  As  circuits  become  faster,  more sensitive,  smaller,  and utilize more low current/high  efficiency  components, their susceptibility to electrical interference  increases.:  At the same time, "the amount of radio energy and electrical interference in the air is increasing at a rapid rate.

     The Audiovox Communications Corporation estimates that there are 73 million wireless  telephones in the United  States.  The radio energy  emitted from this source alone can stress nearby  circuits.  Also, more  electronic  equipment is using  computerized  controls  which are  particularly  prone to the  disruptive effects of electromagnetic interference (EMI).

     The May 1999 edition of Microwaves & RF magazine states that it is becoming more difficult to suppress the EMI in electronic equipment because of the rising operating  speeds of  semiconductors.  According to the same  magazine,  ferrite beads are  "...one of the easiest  fixes for EMI  suppression  in circuit  paths likely to conduct noise."

     The Company intends to market its Foresite system to all major wireless and communications  companies  who have any remote  sites.  The  Foresite  system is designed to work in any  telephone or wireless  environment  and will operate in any remote site. There are remote  communications sites throughout the world and all  potential  customers.  The top 20 paging  companies  alone  operate  43,186 transmitter sites according to a recent article in RCR magazine.

     According  to RCR  Magazine,  June 21, 1999,  "Telecommunications  industry wholesale  revenues will more than double during the next five years,  according to a preliminary  survey of the industry  conducted by Philips Group InfoTech of Parsippany, N.1."

     The same  magazine  from July 1999 states that the customer  base of Sprint PCS has  tripled  in the last 12 month  and  increased  by 50  percent  from the beginning  of the year,  which led to a total  revenue  increase of 22% from the first quarter.  RCR also mentions that Sprint expects spending $I billion on its network expansion effort by the end of the year.  According to the same article, SBC Communications Inc. reported revenues of $7.4 billion, up 5% from the second quarter of 1998 revenues.  Other communications companies reporting increases in customer base were BellSouth  Corp.,  SpectraLink  Corp.,  Ameritech  Corp., and others.

     Wireless  operations  requiring  remote  sites  are  mowing  exponentially. According   to  Dan  Ackerson  of  NexteI,   "Long-distance   has  been  totally commoditized.  The  value-add  is  more  from  a  wireless  perspective  than  a long-distance  perspective." This growth provides a large potential market for the Foresite system.

     The  company  believes  that it will find a niche for its  products in this constantly expanding market of electronics and telecommunications.

Competition

     The Company operates in a highly  competitive  market,  facing  competition from over 125 other companies in the electro mechanical switch industry. Five of the largest competitors in the industry are Grayhill,  Inc., Cherry Corporation, C&K Components,  Inc., Oak Grigsby,  Inc., and Cole Instrument Corp. Many of our present and potential competitors have more established  products,  greater name recognition, stronger sales distribution arrangements, and significantly greater resources  than the Company.  We also expect to compete with companies that have substantial  manufacturing,  marketing and distribution capabilities in areas in which  we  have  less  experience.   Competition,  direct  and  indirect,  could materially and adversely affect our revenues and  profitability  through pricing pressure  and loss of  sales.  The  Competitors'  long  term  relationships  and manufacturers' reluctance to try a new technology could result is loss of sales. The failure to compete successfully would have a material adverse effect upon our business and financial condition.

LEGAL PROCEEDINGS

     There are no legal proceedings  against the Company or any Board Members at this time.

DESCRIPTION OF THE ISSUER'S SECURITIES

Common Stock

     Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the  Company in all matters to be voted on by the stockholders.  Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available,  and in the event of  liquidation,  dissolution  or winding up of the Company,  to share ratably in all assets remaining after payment of liabilities. Declaration  of dividends on Common  Stock is subject to the  discretion  of the Board of  Directors  and will  depend upon a number of  factors,  including  the future earnings,  capital  requirements and financial  condition of the Company. The Company has not  declared  dividends on its Common Stock in the past and the management currently  anticipates that retained earnings,  if any, in the future will be applied to the expansion and  development of the Company rather than the payment of dividends.

     The holders of Common Stock have no preemptive or conversion rights and are not  subject  to  further  calls or  assessments  by the  Company.  There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock  currently  outstanding  is, and the Common  Stock  offered by the Company hereby will, when issued, be validly issued, fully paid and non-assessable.

DIRECTORS AND EXECUTIVE OFFICERS

     A list of the current  officers and directors  appears below. The directors of the Company are elected  annually by the  shareholders  and do not  presently receive any fees or other  remuneration for their services,  although they might be reimbursed for expenses  associated  with attending  meetings of the Board of Directors. The officers of the Company are elected by the Board of Directors.

Name	Position

Mathew G. Rule	President, CEO and Director
Charles V. Fishel	CFO and Director
Natalie Shahvaran	Secretary, Treasurer and Director
Eric Leuty	Director

     Mathew G. Rule, President,  CEO and Director. He presently holds one of the three Lead  Technician  positions  for the Bay Area  Cellular  Telephone Co, the fifth  largest  cellular  market in the U.S.  He is the  recipient  of the McCaw Circle of Excellence and the BACTC Service Excellence awards.  Prior to entering the  cellular  industry  approximately  ten years ago, Mr. Rule worked in radio, being  employed  as  Chief  Engineer  of  6  stations  and  establishing   Radio Measurements & Services,  a technical  broadcast  consulting  firm well known in Upstate  NY.  He is a Summa  Cum  Laude  graduate  of  Ithaca  College,  holds a commercial class FCC license and is a pilot.

     Charles V. Fishel,  CFO and Director.  Mr. Fishel is a business  consultant specializing in business plan and prospectus development, strategic planning for start-up companies, financial matters, and consulting technology evaluation.  He was a Director of the Center for International Business Planning at the Monterey Institute of International  Studies (Institute) for several yew. Before  joining the  faculty,  Mr.  Fishel held  management  roles with  various multinational  (including Intel,  Teledyne,  Carnation,  Peter Kiewit Sons') and start-up companies. His industry experience included electronics, biotechnology, insurance,  construction,  mining,  publishing,  broadcasting,  food processing, manufacturing, public utilities, and consulting technology commercialization. He has an A.B. in economics  from the University of Kansas (1959) and a J.D, in law from the University of Kansas (1963).

     Natalie  Shahvaran,  Secretary,  Treasurer,  and  Director.  Ms:  Shahvaran currently  serves  as  President  and CEO of  Trading  Solutions.com,  Inc.,  an educational company designed to provide training for people interested in online trading since March 1999. She also provides consulting in the areas of strategic business planning and prospectus development. Ms. Shahvaraa graduated from Heald Business  College with honors and received  her  Associate's  Degree in Computer Business   Administration   is  1999.   Prior  to  her   commitment  to  Trading Solutions.coin,  1nc.,  Ms.  Shahvaran was working as a computer  consultant for Monterey Ventures, Inc. from 1998 to 1999.

     Eric Leuty,  Director.  Mr.  Leuty has a  distinguished  career of almost twenty  (20)  years  in  communications  and  wireless  technology  fields.  His expertise has primarily been in the fields of   technical support,  repair, and troubleshooting  of 2-way radio  equipment  and  cellular phone  systems.  After earning  his  Associate  in Arts in Radio  Broadcasting  degree in 1979,  and an Associate in Arts in Television  Broadcasting  degree in 1980, both from College of San Mateo,  San  Mateo,  Ca, he worked for the County of San Mateo in Redwood City, Ca, where he was responsible for  installation  and component level repair of intercom  and alarm  systems,  2-way  radio,  traffic  radar,  CCTV and other support equipment used by public safety agencies.  (1980-1986) From 1985 to 1988 Mr. Leuty provided consulting services, DBA Leuty Services, to Emergency Vehicle Systems. He worked with Telepath  Corporation based in Fremont, CA, for a period from 1998 to 1991. His duties included sales and component level repair of 2-way radio  equipment  manufactured  by Motorola,  General  Electric  and others.  He presently holds a Lead Tech in the Field Operations position with CellularOne in South San  Francisco,  CA. Mr.  Leuty is Ericsson  certified  on 882 and 884 RBS equipment.

EXECUTIVE COMPENSATION

Estimated Cash Compensation Table

Name of Individual or	Capacities in	Cash	Compensation
Number in Group	Which served	Before Offering	After Offering

Mathew Rule	President, CEO, Dir.	$0	$0
Charles Fishel	CFO, Dir.	$0	$0
Natalie Shahvaran	Sec., Treas., Dir.	$0	$4,000
Eric Leuty	Director	$0	$0

     All of the  foregoing  amounts  are  estimates  based  upon  the  Company's internal forecast and budget. The Company intends on compensating  persons as it is able to do so. At this time no funds  are set aside to make  these  payments. Should the business plan prove  successful  the officers and  directors  will be paid reasonable fees for their services to the Company. Directors do not receive any fees for  services on the Board of  Directors,  the Company may as cash flow permits,  pay to each Director a monthly Director fee of $1,000 for a minimum of 12 months.  Directors are  reimbursed  for their  expenses for each meeting they attend

Employment and Consulting Agreements

     The  Company  has signed an  investment  banking  agreement  with  Internet Finance.com, in which The Company agrees to pay $18,000 consulting fee and issue 350,000  shares of founders  stock at a price $0.001 per share.  The Company has also signed consulting and  non-disclosure  agreements with several  independent consultants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the date of this Memorandum the amount of the Company's Common Stock beneficially owned by each officer and director of the Company and by each person owning more than five percent of any class of the Company's voting securities. As of the date of the Memorandum, there is no other equity securities of the Company outstanding, other than the Common Stock.

Name and Address of	Number of	Percentage	Percentage
Beneficial Owner	Shares	Before Offering	After Offering

Mathew Rule	4,000,000	79%	78%
20 Paso Del Rio
Carmel Valley, CA
93924

Charles Fishel	10,000.2%		.2%
1250 Harrison St.
Monterey, CA 93940

Natalie Shahvaran	10,000.2%		.2%
P.O. Box 22851
Carmel, CA 93922

Eric Leuty	30,000.6%		.6%
3318 Lantern Way
San Jose, CA 95111

Internet Finance.com, Inc.	500,000	9%	8.8%
200 Camino Aguajito
Suite 200
Monterey, CA 93940

USE OF PROCEEDS (Estimated)

     The net proceeds of the sale of all of the Shares will be $99,000.00  after deducting commissions payable to securities brokers and dealers on the placement of the Shares. Offering expenses includes fees payable to attorneys, accountants and  experts,  printing  and  escrow  expenses  and other  costs  related to the offering and will be paid from proceeds of the offering.

     The Company  anticipates  that the net proceeds will be used as follows and in following  order of priority as and to the extent funds are received from the sale of the Shares:

Use	Amount

Legal	$ 10,000
Accounting	$ 10,000
Working Capital	$ 53,000
Consulting	$ 26,000
Total	$ 99,000
Commissions	$ 11,000
Total Funds	$110,000

     The net proceeds of this offering,  assuming all the Shares are sold,  will not be sufficient to sustain the planned marketing and development activities of the Company for a period of 6 months. The funds received will enable the

     Company to  complete  its product  and  marketing  program and to begin the process of completing  the filing of  appropriate  documents with the Securities and  Exchange  Commission  for  the  registration  of  the  offer  and  sale  of securities.  The amount of the funds to be raised and the terms under which they will be obtained by the Company have not been determined. Even if all the Shares offered hereunder are sold, the Company will require additional capital in order to fund continued  development  activities and capital expenditures that must be made.  The  Company's  business  plan is based on the  premise  that  additional funding  will be  obtained.  There  can be no  assurances  that  any  securities offerings will take place in the future, or that funds sufficient to meet any of the foregoing needs or plans will be raised from operations or any other source. See "PLAN OF OPERATION."

DETERMINATION OF OFFERING

     The  offering  price has been  arbitrarily  set by the Company and does not bear any  relationship  to the Company's  assets,  book value,  net worth or any other recognized criteria of value.

DILUTION

     As of August 23, 1999,  the Company had issued  4,640,000  shares of Common Stock  and the net  tangible  book  value  per share of the  Common  Stock  (the Company's  net  tangible  assets less its  liabilities  divided by the number of shares of Common Stock then  outstanding) was $0.0000 per share of Common Stock. After giving  effect to the receipt of the  estimated net proceeds from the sale of all of the Shares,  and  assuming  that the  offering  price of the Shares is $0.2500 per Share,  the  purchasers  will have paid a total of  $110,000.00  for 440,000  shares of Common Stock and the net tangible book value of the Company's presently  outstanding  shares will increase to $0.0136 per share. The investors will experience a corresponding  dilution of $0.2364 per share from the offering price. If a smaller number of Shares is sold, the dilution to the investors will be greater than that indicated above as indicated in the table below.

     "Dilution" is normally defined as the difference between the offering price per share of Common  Stock and the net  tangible  book value per share of Common Stock  immediately  after the offering.  The following table illustrates the per share dilution to new investors:

Offering Price per share	$0.2500
Net tangible book value per share before offering	$0.0000
Increase in net tangible book value per share attributable
to investors purchasing in this offering	$0.0136
Pro forma net tangible book value per share after offering	$0.0136
Dilution per share	$0.2364

TERMS OF THE OFFERING

     The Offering.  The Company is hereby offering for sale up to 440,000 Common Shares.  Each investor must meet the criteria for suitable  invertors set forth under  Regulation D under the Securities Act of 1933 (The  "Securities  Act"). A partnership  or other  entity  making  an  investment  must  meet the  financial suitability  requirements  prescribed for natural persons.  A qualified pension, profit sharing  or KEOGH  employee  benefit plan, the fiduciary for such plan, or the donor of any such plan who  directly  or  indirectly  supplies  the funds or securities  to  purchase  Shares  must meet the  minimum  financial  suitability standards.  The minimum  purchase is 10,000 Shares at a purchase  price of $0.25 per Share.

     Sales of Less That Minimum  Investment.  The Company  retains the right, in its sole discretion, to accept subscriptions for Units for less than the minimum investment.

     No Minimum  Offering Amount;  No Escrow of Funds.  There will be no minimum offering  amount of Shares that the Company is required to attain  before  funds are  released  for use of the  Company.  The Company will not maintain an escrow account in which to hold funds pending full subscription of this Offering.  Upon acceptance of a subscription  for Shares,  the Company will issue the Shares to the  purchasers. The  Company  may  continue to offer  Shares  until the earlier of the  Offering Termination Date or the sale of all securities offered hereunder.

    Subscription  Procedures.  In order to Purchase  Shares,  an investor  must complete,  execute and deliver to the Company a completed  Subscription Package, including the Subscription Agreement. By executing the appropriate  subscription documents,  the  Investor  accepts  and  agrees to be bound by all the terms and conditions  contained in the Agreements.  The Investor cannot rescind his-or her subscription.

     If and when the Company  elects to accept a  subscription  for Shares,  the Investor will be notified of such acceptance is writing.  If the subscription is rejected, the Company shall return all movies or securities,  as the case may be and  documents  submitted  by the  prospective  Investor.  In the event that the Subscription  Agreement is accepted, the Company shall, at the appropriate time, indicate acceptance of the Agreement by countersigning it.

     The subscription documents require each of the subscribers to warrant that: (i) the Investor  received and read the  Memorandum  and is familiar  with its teens,  and is relying on the Memorandum and no other  representation  in making his or her decision to invest; (ii) he Investor meets the applicable suitability standards as set forth in the  Memorandum;  (iii) the Investor is experienced in investment  and  business  matters  and is capable of  evaluating  the risks and merits in the Shares; (iv) the Investor is aware that the investment is subject to certain risks  described in the  Memorandum  and that there will be no public market for the Shares; (v) the Investor may lose his entire investment; (vi) the Investor understands the restrictions on transferability; and (vii) the investor is making the investment  for the Investor's own account or for the  Investor’s family or in his or her fiduciary capacity and not as an agent for another.  The purpose of the warranties is to insure that the subscriber fully understands the terms of the offering and the risks of an  investment  and that the Investor has the capacity to enter into an investment in the Shares.  The Company  intends to rely on the  warranties in accepting  subscription  far Shares.  In any claim or action against the Company of its affinities,  the Company of its affiliates may use the  warranties  as a defense or as a basis for seeking  indemnity  from the investor.

     Plan of Distribution. The Shares are being offered on a "best efforts" only basis by Participating  Broker Dealers and directly by the Company.  Because the Offering is made on a best efforts basis,  there is no assurance that sufficient Units will be sold to conduct the  operations  proposed.  The  Company  will pay commissions to Participating Broker Dealers on the sale of Shares w Investors of up to ten percent (10%) of the  principal  purchase  price of the Shares.  Sales commissions  to the  Participating  Broker  Dealers  will be paid at the time of acceptance  of the  subscription.  The  Company  intends on  selling  all Shares directly and not paying any commissions to broker dealers.  Should no commission be paid the funds will be used as working capital.

     The selling  arrangements  with  Participating  Broker  Dealers may provide cross-indemnification  provisions  between the Company and Participating  Broker Dealers with respect to liabilities  arising under the  securities  laws. To the extent such  indemnification  provisions purport to include  indemnification for liabilities arising under the Securities Act of 1933, such  indemnification,  in the opinion of the  Securities  and Exchange  Commission,  is contrary to public policy and, therefore, unenforceable.

     Registration  Exemption.  The Offering  described in this Private Placement Memorandum  is being made in reliance  upon the  so-called  "private  placement" exemption from registration with the Securities and Exchange Commission provided by  Sections  4(2) and 3(b) of the Act,  by  Regulation  D,  Rules  506  adopted thereunder, and the exemptions from registration provided by the laws of certain states in which it is offered. However, reliance upon these exemptions is highly technical  and  should not be viewed as a  guarantee  that such  exemptions  are indeed  available.  The  Offering  may be  qualified,  registered  or  otherwise authorized in certain other states if appropriate. If for any reason the private placement  exemption is not available for the  Offering,  if no other  exemption from registration was found to be available,  and the Offering is not registered with the applicable federal or state authorities,  the sale of the Common Shares would be deemed to have been made in violation of the  applicable  law requiring registration.  As a remedy for such a violation,  each  investor  would have the right to rescind his purchase and to have his full  investment  returned.  If an investor requested return of his investment, it is possible that funds would not be available for that purpose and liquidation  of the Company  might be  required.  Any refunds  made would reduce funds available for the Company's  operations.  A significant number of requests for rescission,  with respect to the offering of Units, would probably leave the Company  without  funds  sufficient  to respond to such  requests  or to proceed successfully with its activities.

     Limited  Transferability and Marketability of Securities.  Each prospective investor must  represent to Management  in his Purchase  Offer and  Subscription Agreement (Exhibit A(1)) that he will be acquiring the Shares solely for his own account,  for investment purposes only, and not with a view to, or for resale in connection  with, and  distribution  thereof.  The Shares will not be registered under the Act (See  "TERMS  OF THE  OFFERING  OF  SUITABILITY  REQUIREMENTS  FOR INVESTORS" and "LIMITED TRANSFERABILITY AND MARKETABILITY OF THE SECURITIES").

CONFLICTS OF INTEREST

     The Company is subject to various  conflicts of interest arising out of its relationships  with  its  Management,  including  conflicts  related  to  the arrangements   whereby  Management  wi11  be  compensated  by  the  Company  (See "MANAGEMENT'),  as well as conflicts  potentially  involving  its  shareholders. Because  the  Company was  organized  and will be operated by certain  managers, these  conflicts   involving  its  Management  will  not  be  resolved   through arms-length  negotiations  but  through  the  exercise  of the  judgment  of the Company's directors and officers consistent with their fiduciary  responsibility to the shareholders and the Company's investment objectives and policies.  These conflicts  include,  but  are  not  limited  to,  the  following:

     Inconsistent   Interests.   The  interests  of  the   Shareholders  may  be inconsistent in some respects with the interests of the Company's  directors and officers  who hold a  controlling  interest in Common  Stock of the Company (the "Managers").  The Managers, by reason of their interests in the Company or their receipt  of  compensation  from the  Company,  have and will have  conflicts  of interest in connection with their performance of certain activities.

     Lack of Separate  Representation.  The Company and certain of the  Managers are not represented by separate ' counsel. The attorneys,  accountants and other experts who perform services for the Company perform services for certain of the Managers and do not represent the other  Shareholders.  It is  anticipated  that such  representation  and involvement will continue in the future. In connection with their employment by the Company, such professionals' review,  investigation and due  diligence,  if any,  in  performance  of their  services  may not be as meaningful as would a review,  investigation  or due diligence by  professionals without a  relationship  to the Managers.  Accordingly,  potential  shareholders should consult with their own counsel for advice concerning this investment.  In the  event  litigation  is  commenced  against  the  Company  and its  Managers, potential  conflicts of interest may arise and the other  Shareholders will have to retain  their own  separate  counsel in  certain  circumstances  (See  "LEGAL

COUNSEL").

     Compensation  of the Managers.  The Managers'  compensation  was determined solely by the Managers without  independent  representation  of the interests of the  other  Shareholders.  While  the  Managers  believe  that the  compensation arrangements are reasonable and provide incentives for the profitable  operation of the Company that will benefit all shareholders of the Company,  including the other Shareholders, the interests of the Managers, o4the one hand, and the other Shareholders  on the other,  may not always coincide with respect to the amount, or terms and conditions, of such compensation arrangements.  (See "MANAGEMENT OF THE COMPANY").

     Indemnification.  The Articles of  Incorporation  and Bylaws of the Company provide  that  the  Company  will   indemnify  the  Managers   against   certain liabilities.  The availability of such indemnification  could affect the actions of the Managers  with respect to the  interests of other  Shareholders.

LIMITED TRANSFERABILITY AND MARKETABILITY OF THE SECURITIES

     The  offering  of the  Common  Shares  referred  to  herein  has  not  been registered  with the  Securities  and Exchange  Commission.  It is being made in reliance on exemptions  from  registration  provided by Sections 3(b),  4(2) and 4(6) of the Act,  Regulation  D  promulgated  thereunder,  and other  exemptions pursuant to state securities laws. Consequently, the Common  Shares being  offered  will be  "restricted  securities"  within the meaning of Securities and Exchange Commission Rule 144, and may not be resold or otherwise  transferred without registration or an available exemption therefrom, as to which there can be no assurance.

     A holder of the Shares will not have the right to require the  registration of the Common Stock and it is possible that no such  registration will ever take place.  Therefore any transfers  must comply with Rule 144 of the Securities and Exchange  Commission  Rule 144  relates to  securities  acquired in other thaw a public  offering  (defined  as  "restricted"  securities  in  the  Rule)  and to securities held by affiliates of an issuer (defined as persons who control,  are controlled by, or are under common control with, an issuer).  This Rule provides a specific  "safe-harbor"  under  which an owner of  restricted  securities  may resell such securities  after their initial  acquisition.  In order to rely upon Rule 144 for the resale of such securities,  all of the Rule's requirements must be met by the seller, with certain exceptions, far persons deemed not affiliated with the issuer.  'The Rule requires that a buyer of restricted  securities hold the  securities  for at -least one year before any sale and that the buyer be "a risk"  during that  period.  For  restricted  securities  held for less than two years,  sales  of  restricted  securities  are  permitted  only  if (i)  certain specified information about the issuer is publicly available; (ii) in any single three-month  period an individual sells no more * the greater of (1) one percent of the class of securities  outstanding  or (2) the average weekly volume of the securities  sold on exchanges or in the NASDAQ  market;  (iii) except in limited circumstances, the individual files a notice on Form 144 with the Securities and Exchange  Commission;  (iv) the sale is made in brokers'  transactions;  and (v) purchases  may not be solicited and no more than a customary  commission  may be paid.  Securities  held by other than an affiliate of the issuer for three years may be sold without  compliance  with the above  restrictions.  It is,  however, unlikely that a market would exist for the Common Stock or the Common Shares.

     Investors  should  anticipate  that Rule 144 will not be  available  for at least one year. Even after one year, it is unlikely that a market for the Common Stock would exist. A purchaser of Shares must, therefore, bear the economic risk of investment for an indefinite  period of time. To ensure these  conditions are complied  with:  (i) any  certificate  or other  document  evidencing the Common Shafts will bear a legend stating that they have not been  registered  under the 1933 Act and setting out the  restrictions  on their  transferability,  (ii) the Company  will not respect or  recognize  any  transfer  of Common  Shares not in compliance  with the temps of the Offering,  and (iii) each  purchaser of Shares will be asked to sign a written agreement that the Securities purchased will not be sold  without  registration  under  the Act or an  exemption  therefrom.  Any transfer  or  assignment  of the Common  Shares may be made only  following  the written  permission of management and an opinion from the Company's counsel that such transfer does not violate provisions under which this Offering is made.

PLAN OF DISTRIBUTION

     The Shares are offered directly by the Company in accordance with the terms and conditions set forth in this Memorandum.  The Company offers the Shares on a "best  efforts"  basis,  which means that no person or  participating  dealer is obligated to purchase any Shares.  The Company will use its best efforts to sell the Shares to investors. There can be no assurance that all or any of the Shares offered hereunder will be sold.

     The  Company  tray,  in its  discretion,  accept  subscriptions  for Shares received through  broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") and will, in connection with such sales, pay a commission of 10% of the price of each Share sold.

INTERESTS OF NAMED EXPERTS AND COUNSEL

     Blume Law Firm,  P.C. has been issued  40,000 shares of common stock of the Company as part of the  compensation  received  for legal work done on behalf of the Company.

UNDERTAKINGS

     The  undersigned  issuer hereby  undertakes to supplement  the  prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period,   the  amount  of  unsubscribed   securities  to  be  purchased  by  the underwriters,  and the terms of any subsequent reoffering thereof. If any public offering by the  underwriters  is to be made on terms  differing  from those set forth on the cover page of the prospectus,  a  post-effective  amendment will be filed to set forth the terms of such offering.

RECENT SALES OF UNREGISTERED

     The Company was incorporated on June 20, 1997 and has not made any sales of unregistered securities prior to this offering.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The  officers  and  directors  of  the   Corporation are subject  to an indemnification  as stated in the Articles and Bylaws of the Corporation  which would insure or indemnify  them in any manner against  liability  which they may incur in their capacities as such.

EXHIBITS

Exhibit A - Subscription Agreement

GLOSSARY

Act. The Securities Act of 1933, as amended.

Articles.  The Certificate of  Incorporation  of the Company,  as filed with the State of Nevada.

Bylaws. The Bylaws of the Company, as approved by the holders of Common Stock.

Common Stock. The common stock of the Company,  of which  50,000,000  shares are authorized.

Company. SILICON SOUTH, INC., a Nevada corporation.

Counsel.  The Company's  securities  counsel,  Blume Law Firm, P.C., of Phoenix, Arizona.

Gross  Offering  Proceeds.  The total  proceeds  received by the Company in this Offering.

Investor. A person or entity that meets the suitability standards for a purchase of this  Security,  who executes  all  documents  required to subscribe  for the Security and is accepted by the Company.

Memorandum.  The Offering  Memorandum,  dated March 22, 2000, and any subsequent supplements thereto, for COMPANY.

NASD. The National Association of Securities Dealers, Inc.

Net  Proceeds.  The Gross  Offering  Proceeds  less all selling and  syndication commissions and expenses.

Offering.  The  Regulation D private  offering of up to 440,000 shares for gross proceeds of up to $110,000.00.

Organization  and Offering  Expenses.  The expenses  incurred in connection with organization,  formation and offer and sale of the Securities  including  legal, accounting,  printing, escrow, mailing costs, blue sky and other filing fees and other  miscellaneous  expenses,  but  excluding  sales  commissions  and the due diligence and expense reimbursement fee.

Participating  Broker  Dealers.  Broker dealer members of the NASD who may offer Units for sale on a "best efforts" basis in connection with this Offering.

Shareholders. Holders of Common Stock of the Company.